LivePerson Announces First Quarter 2021 Financial Results

-- Exceeds guidance with a record revenue of $108M and record growth of 38% year-over-year --

-- Signs 8 seven-figure deals, increases annual contract values more than 120% year-over-year --

-- Enhances operating leverage, powering Rule of 40 achievement for a third consecutive quarter --

-- Expands strategic partnerships with 7-figure deals and extends reach into large target verticals --

-- Raises full year revenue guidance range given continued momentum in Conversational Commerce --

NEW YORK, May 4, 2021 -- LivePerson, Inc. (NASDAQ: LPSN), a global leader in conversational AI, today announced financial results for the first quarter ended March 31, 2021.

First Quarter Highlights
Total revenue was $107.9 million for the first quarter of 2021, an increase of 38% as compared to the same period last year. Within total revenue, business operations revenue for the first quarter of 2021 increased 38% year over year to $98.9 million, and revenue from consumer operations increased 44% year over year to $9.0 million.

LivePerson signed 8 seven-figure deals and 98 deals in total in the first quarter, comprising 29 new and 69 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 34% in the first quarter to another record high of $490,000, up from approximately $365,000 in the comparable prior-year period.

“Q1 was the best quarter for growth in the company’s history, coming off the back of accelerated demand for our AI and messaging capabilities not only for customer care, but also commerce and new use cases. The team did an incredible job capturing these massive opportunities and executing on our conversational commerce strategy,” said CEO and founder Robert LoCascio. “After delivering stellar results in Q1, we entered Q2 laser-focused on retail, e-commerce, and sales and marketing use cases, as well as continued innovation in customer care.”

“The depth and breadth of the Conversational Cloud, and the ease with which developers can adapt the platform’s products and services to new use cases, have enabled us to rapidly diversify and grow our revenue streams,” added CFO John Collins. “Conversational Commerce, AI-assisted telehealth, and customer care innovations like social media management are all growing sources of revenue that reinforce our leadership in the market for Conversational AI.”

Leadership
Renowned executive and digital transformation visionary Ernest L. Cu joined LivePerson’s board of directors. Cu is President and CEO of Globe Telecom, Inc., the Philippines' largest mobile operator with over 80 million subscribers and is widely recognized for steering the company's digital transformation, pioneering the creation of the BPO contact center industry in the Philippines, and making mobile experiences central to the country's way of life.

Customer Expansion
During the first quarter, the Company signed contracts with the following new customers:
•A multi-billion dollar, multinational beauty retailer
•A top 3 Global healthcare company
•One of the largest automotive manufacturers in the U.K.
•A top 20 Global bank
•A large mobile operator in Europe
The Company also expanded business with:
•One of the top 10 largest banks in the U.S.
•One of the world 's largest jewelry retailers
•One of the world's largest mobile network providers
•A top 5 cable provider in the U.S
•A leading marketplace and online business directory in the U.K.

Net Loss and Adjusted Operating Income/(Loss)
Net loss for the first quarter of 2021 was $21.2 million or $0.31 per share, as compared to a net loss of $37.0 million or $0.57 per share in the first quarter of 2020. Adjusted operating income, a non-GAAP financial metric, for the first quarter of 2021 was $6.7 million, as compared to an adjusted operating loss of $10.2 million in the first quarter of 2020. Adjusted operating income/(loss) excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, acquisition costs, interest income (expense), and other expense (income).

Adjusted EBITDA
Adjusted EBITDA, a non-GAAP financial metric, for the first quarter of 2021 was $13.3 million or $0.18 per share, as compared to a loss of $4.6 million or $0.07 per share in the first quarter of 2020. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, acquisition costs, provision for (benefit from) income taxes, interest income (expense), and other expense (income).
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”
Cash and Cash Equivalents
The Company's cash balance was $668.2 million at March 31, 2021, as compared to $654.2 million at December 31, 2020.
Financial Expectations
With continued strength in the business, the Company is raising revenue guidance for full year 2021 to a range of $460 million to $468 million, up from previous guidance of $458 million to $466 million. The Company is targeting full year revenue growth of 25.5% to 27.5%, up from 25% to 27% previously. Second quarter revenue guidance range is $112.0 million to $114.0 million, or 22% to 24% year-over-year growth.

With regards to the bottom line, guidance for 2021 adjusted EBITDA of $33.5 million to $41.5 million, or a 7.3% to 8.9% margin remains unchanged. The Company is guiding for second quarter adjusted EBITDA in a range of $5.2 million to $7.2 million or a 4.5% to 6.5% margin.

The Company's detailed financial expectations are as follows:

Second Quarter 2021

Guidance
Revenue (in millions)	$112.0 - $114.0
GAAP net loss per share	$(0.55) - $(0.53)
Adjusted operating loss (in millions)	$(4.3) - $(2.3)
Adjusted EBITDA (in millions)	$5.2 - $7.2
Fully diluted share count (in millions)	76.5

Full Year 2021

	Updated Guidance	Previous Guidance
Revenue (in millions)	$460.0 - $468.0	$458.0 - $466.0
GAAP net loss per share	$(1.90) - $(1.78)	$(2.03) - $(1.91)
Adjusted operating (loss)/income (in millions)	$(1.4) - $6.6	$(4.3) - $3.7
Adjusted EBITDA (in millions)	$33.5 - $41.5	$33.5 - $41.5
Fully diluted share count (in millions)	75.9	76.5

Other Full Year 2021 Assumptions
•Estimated IP litigation and consulting expenses of approximately $3.6 million ($0.05 per share) and severance and restructuring of $4.2 million ($0.06 per share)
•Amortization of purchased intangibles and finance leases of approximately $6.2 million
•Non-cash interest expense of approximately $35.8 million
•Stock-based compensation expense of approximately $75.1 million
•Depreciation and amortization of approximately $34.9 million
•Cash taxes paid of $2.0 million to $4.0 million. A GAAP tax liability of approximately $3.0 million
•Capital expenditures of approximately $46.1 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be in a range of 69.0% to 70.0%, sales and marketing 33.5%, product development 36.7% and general and administrative 14.3%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2021	2020
Cost of revenue	$1,895	$1,249
Sales and marketing	3,782	5,138
General and administrative	2,650	2,727
Product development	6,284	5,581
Total	$14,611	$14,695

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended
	March 31,
	2021	2020
Cost of revenue	$1,175	$284
Amortization of purchased intangibles	375	405
Total	$1,550	$689

Supplemental First Quarter 2021 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2021 on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
Earnings Teleconference Information
The Company will discuss its first quarter 2021 financial results during a teleconference today, May 4, 2021. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-300-8521, while international callers should dial 1-412-317-6026, and both should reference the conference ID “10154654.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “10154654.” A replay will also be available on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast Company's World's Most Innovative Companies list in 2020 for its leadership in artificial intelligence. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; (ii) adjusted operating income (loss), or operating income (loss) excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs; and (iii) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base ; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; recent volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the migration of existing customers to our new platform; our ability to attract new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the highly competitive markets in which we operate; general economic conditions; privacy concerns relating to the Internet that could result in new legislation or negative public perception; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to our operations in Israel, and the civil and political unrest in that region; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company's reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2021	2020
Revenue	$107,891	$78,088

Costs and expenses:
Cost of revenue	33,519	22,820
Sales and marketing	36,953	42,680
General and administrative	14,486	16,469
Product development	33,455	25,716
Restructuring costs	2,732	3,190
Amortization of purchased intangibles	375	405
Total costs and expenses	121,520	111,280

Loss from operations	(13,629)	(33,192)

Other income (expense), net
Interest Expense, net	(9,129)	(2,791)
Other income (expense), net	712	(667)
Other income (expense), net	(8,417)	(3,458)

Loss before provision for income taxes	(22,046)	(36,649)

(Benefit from) Provision for income taxes	(851)	352

Net loss	$(21,195)	$(37,001)

Net loss per share of common stock:
Basic	$(0.31)	$(0.57)
Diluted	$(0.31)	$(0.57)

Weighted-average shares used to compute net loss per share:
Basic	67,901,809	64,388,850
Diluted	67,901,809	64,388,850

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(21,195)	$(37,001)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	14,611	14,695
Depreciation and amortization	6,605	5,538
Amortization of tenant allowance	—	(129)
Amortization of purchased intangibles and finance leases	1,550	689
Amortization of debt issuance costs	609	298
Accretion of debt discount on convertible senior notes	8,118	2,368
Changes in fair value of contingent consideration	—	(263)
Provision for doubtful accounts, net	801	615
Deferred income taxes	(1,595)	212

Changes in operating assets and liabilities:
Accounts receivable	(13,658)	24,112
Prepaid expenses and other current assets	(5,822)	(1,878)
Contract acquisition costs noncurrent	(436)	(2,445)
Other assets	47	(7)
Accounts payable	(1,920)	(3,412)
Accrued expenses and other current liabilities	17,208	2,987
Deferred revenue	21,642	(2,473)
Operating lease liabilities	(1,441)	390
Other liabilities	105	(3)
Net cash provided by operating activities	25,229	4,293

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(10,630)	(10,805)
Payments for intangible assets	(807)	(225)
Net cash used in investing activities	(11,437)	(11,030)

FINANCING ACTIVITIES:
Principal payments for financing leases	(859)	—
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	3,874	3,098
Net cash provided by financing activities	3,015	3,098
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,734)	(1,405)
CHANGE IN CASH AND CASH EQUIVALENTS	14,073	(5,044)
CASH AND CASH EQUIVALENTS - Beginning of the period	654,152	176,523
CASH AND CASH EQUIVALENTS - End of the period	$668,225	$171,479

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2021		2020
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(21,195)		$(37,001)
Add/(less):
Amortization of purchased intangibles	1,550		689
Stock-based compensation	14,611		14,695
Depreciation and amortization	6,605		5,537
Contingent earn-out adjustments	132		(263)
Other litigation and consulting costs	1,347	(1)	4,708	(1)
Restructuring costs	2,732	(2)	3,190	(2)
(Benefit from) Provision for income taxes	(851)		352
Interest expense, net	9,129		2,791
Other expense (income), net	(712)	(3)	667	(3)
Adjusted EBITDA	$13,348		$(4,635)
Diluted adjusted EBITDA per common share	$0.18		$(0.07)

Weighted average shares used in diluted adjusted EBITDA per common share	74,522,329	(4)	64,388,850

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes:	(22,046)		(36,649)
Add/(less):
Amortization of purchased intangibles	1,550		689
Stock-based compensation	14,611		14,695
Contingent earn-out adjustments	132		(263)
Other litigation and consulting costs	1,347	(1)	4,708	(1)
Restructuring costs	2,732	(2)	3,190	(2)
Interest expense, net	9,129		2,791
Other expense (income), net	(712)	(3)	667	(3)
Adjusted operating (loss) income	$6,743		$(10,172)

(1) Includes litigation costs of $1.2 million and consulting costs of $0.1 million for the three months ended March 31, 2021. Includes sales tax liability of $2.3 million, litigation costs of $1.2 million, employee benefit cost of $0.8 million and consulting costs of $0.4 million for the three months ended March 31, 2020.
(2) Includes severance costs of $2.4 million and other lease restructuring costs of $0.3 million for the three months ended March 31, 2021. Includes severance costs and other compensation related costs of $3.2 million for the three months ended March 31, 2020.
(3) Includes financial income (expense) which is attributable primarily to currency rate fluctuations.
(4) Includes shares related to the 0.750% Convertible Senior Notes due 2024 ("2024 Notes") issued in March 2019. Since the Company expects to settle the principal amount of its outstanding 2024 Notes and 0% Convertible Senior Notes due 2026 ("2026 Notes"), issued in December 2020, in cash upon conversion and the excess over the principal amount in shares of the Company's common stock, the Company uses the treasury stock method for calculating any potential dilutive effect of the conversion spread on diluted net income per share, if applicable. The conversion spread is calculated using the average market price of common stock during the period, consistent with the treasury stock method. The conversion spread will have a dilutive impact on diluted net income per share of common stock when the average market price of the Company's common stock for a given period exceeds the conversion price of $38.58 per share for the 2024 Notes. The conversion spread had an anti-dilutive impact for the 2026 Notes, since the average market price of the Company's stock during the period was less than the conversion price of $75.23 per share.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2021	2020
Calculation of Free Cash Flow:
Net cash provided by operating activities	$25,229	$4,293
Purchases of property and equipment, including capitalized software	(10,630)	(10,805)
Total Free Cash Flow	14,599	(6,512)

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended	Twelve Months Ended
	June 30, 2021	December 31, 2021
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(38,200) - $(36,200)	$(130,500) - $(122,300)
Add/(less):
Amortization of purchased intangibles and finance leases	1,600	6,200
Stock-based compensation	19,500	75,100
Depreciation	9,500	34,900
Other costs	2,100	7,800
Other expense, net	9,300	36,800
Provision for income taxes	1,400	3,200 - 3,000
Adjusted EBITDA	$5,200 - $7,200	$33,500 - $41,500

Reconciliation of Projected Adjusted Operating (Loss) Income: (1)
Loss before provision for income taxes	$(36,800) - $(34,800)	$(127,300) - $(119,300)
Add/(less):
Amortization of purchased intangibles	1,600	6,200
Stock-based compensation	19,500	75,100
Other costs	2,100	7,800
Other expense, net	9,300	36,800
Adjusted operating (loss)/income	$(4,300) - $(2,300)	$(1,400) - $6,600

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$668,225	$654,152
Accounts receivable, net	92,263	80,423
Prepaid expenses and other current assets	19,965	14,236
Total current assets	780,453	748,811

Operating lease right of use asset	437	614
Property and equipment, net	111,314	106,055
Contract acquisition cost	40,855	41,021
Intangibles, net	11,058	10,927
Goodwill	95,087	95,192
Deferred tax assets	3,620	2,032
Other assets	1,713	1,780
Total assets	$1,044,537	$1,006,432

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,626	$14,115
Accrued expenses and other current liabilities	96,346	99,870
Deferred revenue	108,374	88,848
Operating lease liability	5,097	5,718
Total current liabilities	223,443	208,551

Deferred revenue, net of current portion	614	409
Convertible senior note, net	547,159	538,432
Other liabilities	5,411	6,304
Operating lease liability, net of current portion	6,170	7,180
Deferred tax liability	1,723	1,622
Total liabilities	784,520	762,498

Commitments and contingencies
Total stockholders' equity	$260,017	$243,934
Total liabilities and stockholders' equity	$1,044,537	$1,006,432

Investor Relations contact
Idalia Rodriguez
ir-lp@liveperson.com
212-609-4214